As filed with the Securities and Exchange Commission on July 10, 1995
                                 Registration Statement No. 33-_____________

     ___________________________________________________________________________

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                           _______________________________

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933
                           _______________________________

                              CALIFORNIA MICROWAVE, INC.
                (Exact name of registrant as specified in its charter)

                        Delaware                       94-1668412
            (State or other jurisdiction of         (I.R.S. Employer
             incorporation or organization)         Identification No.)

                   985 Almanor Avenue, Sunnyvale, California 94086
            (Address of Principal Executive Offices)        (Zip Code)

                           Microwave Networks Incorporated
                  1990 Non-Qualified Stock Option Plan for Employees
                       1990 Non-Qualified Stock Option Plan for
                        Nonemployed Directors and Consultants
                              (Full title of the plans)

       Garrett E. Pierce, Executive Vice President and Chief Financial Officer
                              California Microwave, Inc.
                                  985 Almanor Drive
                             Sunnyvale, California  94086
                                    (408) 720-6286

                      (Name and address, including zip code, and
             telephone number, including area code, of agent for service)


                           Calculation of Registration Fee
     ___________________________________________________________________________

      Title of     Amount to   Proposed Maximum   Proposed Maximum   Amount of
     Securities       be        Offering Price        Aggregate    Registration
       to be       Registered      per Share       Offering Price       Fee
     Registered
     ___________________________________________________________________________

     Common Stock,
     par value $.10
     per share:
     Microwave
     Networks
     1990 Employee
     Plan           120,859         $24.25*          $2,930,831*       $1,011


     Microwave
     Networks
     1990 Director
     and
     Consultant
     Plan           11,753          $24.25*          $285,011*             99

                                                                       $1,110
                                                                        =====

     *Estimated solely for the purpose of computing the registration fee pursuant to Rule 457, on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on July 5, 1995.



















































                                        PART II

                   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

             Item 3.  Incorporation of Documents by Reference.

                    The following documents are incorporated by reference
             in this registration statement:

                    (a) The Registrant's Annual Report on Form 10-K for
                        the fiscal year ended June 30, 1994, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended;

                    (b) The Registrant's Quarterly Reports on Form 10-Q
                        for the quarters ended September 30, 1994, December 31, 1994, and March 31, 1995, and the Registrant's Report on Form 10-C dated May 30, 1995. The Registrant's Current Reports on Form 8-K dated February 13, 1995, June 13, 1995 and June 30, 1995,

                    (c) The description of the Registrant's Common Stock
                        contained in the Company's Registration Statement on Form 8-A dated September 25, 1973, as amended by the Form 8 dated February 19, 1993, as filed pursuant to the Securities Exchange Act of 1934, as amended; and the Company's description of its Common Stock Purchase Rights appearing in the Company's Registration Statement on Form 8-A dated August 1, 1989.

                    All documents filed by the Registrant pursuant to
             Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

             Item 4.  Description of Securities.

                    Not applicable; the class of securities to be offered
             is registered under Section 12 of the Securities Exchange Act of 1934.

             Item 5.  Interests of Named Experts and Counsel.

                    Not applicable.









             Item 6.  Indemnification of Directors and Officers.

                    As permitted by sections 102 and 145 of the Delaware
             General Corporation Law, the Registrant's certificate of incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders arising from a breach or alleged breach of a director's fiduciary duty except for liability under section 174 of the Delaware General Corporation Law or liability for any breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or for any transaction from which the director derived an improper personal benefit. The effect of this provision in the certificate of incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above.

                    The Registrant's bylaws provide for indemnification of
             its directors, officers and agents, and the Company has entered into an indemnification agreement with each of its officers and directors (an "Indemnitee"). Under the bylaws and such indemnification agreements, the Registrant must indemnify an Indemnitee to the fullest extent permitted by Delaware law for losses and expenses incurred in connection with actions in which the Indemnitee is involved by reason of having been a director or officer of the Registrant. In certain circumstances, the Registrant is also obligated to advance expenses an Indemnitee may incur in connection with such actions before any resolution of the action, and the Indemnitee may sue to enforce his or her right to indemnification or advancement of expenses.

                    The Registrant also maintains an insurance policy
             insuring its directors and officers against liability for certain acts and omissions while acting in their official capacities.

                    There is no litigation pending, and neither the
             Registrant nor any of its directors know of any threatened litigation, which might result in a claim for indemnification by any director or officer.

             Item 7.  Exemption from Registration Claimed.

                    Not applicable.











             Item 8.  Exhibits.

             Exhibit
             Number                 Description of Document

             4.1 1990 Microwave Networks Incorporated Non-Qualified Stock Option Plan for Employees

             4.2 1990 Microwave Networks Incorporated Non-Qualified Stock Option Plan for Nonemployed Directors and Consultants

             5.1 Opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation.

             23.1                   Consent of Ernst & Young LLP,
                                    Independent Auditors.

             23.2 Consent of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation (included in Exhibit 5.1).

             24.1                   Power of Attorney.

             Item 9.  Undertakings.

                (a) The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or
             sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by section
                10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                    Provided, however, that paragraphs (a)(1)(i) and
             (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant








             pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                    (2) That, for the purpose of determining any liability
             under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-
             effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c) Insofar as indemnification for liabilities arising
             under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.













                                       SIGNATURES

                    Pursuant to the requirements of the Securities Act of
             1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 10th day of July, 1995.

                                      CALIFORNIA MICROWAVE, INC.



                                      By  /s/ Philip F. Otto
                                      _______________________________
                                      Philip F. Otto, Chairman of the
                                      Board, President and Chief Executive
                                      Officer

                Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

               Signature                     Title               Date

          /s/ Philip F. Otto            Chairman of the       July 10, 1995
          ___________________________   Board, President and
          PHILIP F. OTTO                Chief Executive
                                        Officer
                                        (principal executive
                                        officer)


          /s/ Garrett E. Pierce         Executive Vice        July 10, 1995
          ___________________________   President and Chief
          GARRETT E. PIERCE             Financial Officer
                                        (principal financial
                                        officer and
                                        principal accounting
                                        officer)


          /s/ Gilbert F. Johnson*       President of the      July 10, 1995
          ___________________________   Government Group and
          GILBERT F. JOHNSON            Director


          /s/ Edward E. David, Jr.*     Director              July 10, 1995
          ___________________________
          EDWARD E. DAVID, JR.










          /s/ Alfred M. Gray*           Director              July 10, 1995
          ___________________________
          ALFRED M. GRAY


          /s/ Arthur H. Hausman*        Director              July 10, 1995
          ___________________________
          ARTHUR H. HAUSMAN


          ___________________________   Director
          ROBERT A. HELLIWELL


          /s/ David B. Leeson*          Director              July 10, 1995
          ___________________________
          DAVID B. LEESON


          *By   /s/ George L. Spillane
               _______________________
               George L. Spillane,
               Attorney-in-fact






































                                  Index to Exhibits

          Exhibit
          Number      Description of Document                         Page

          4.1         1990 Microwave Networks Incorporated Non-
                      Qualified Stock Option Plan for Employees

          4.2         1990 Microwave Networks Incorporated Non-
                      Qualified Stock Option Plan for Nonemployed
                      Directors and Consultants

          5.1         Opinion of Howard, Rice, Nemerovski,
                      Canady, Falk & Rabkin, A Professional
                      Corporation.

          23.1        Consent of Ernst & Young LLP, Independent
                      Auditors.

          23.2        Consent of Howard, Rice, Nemerovski,
                      Canady, Falk & Rabkin, A Professional
                      Corporation (included in Exhibit 5.1).

          24.1        Power of Attorney.






























